EXHIBIT 99.1

OCTuS Inc. WITHDRAWS LETTER OF INTENT TO ACQUIRE
NOVA MOBILITY SYSTEMS INC.

Carlsbad CA - (September 23, 2008) OCTuS Inc  (OTC Bulletin Board: OCTI.OB) and Nova Mobility Systems Inc announced today that they have mutually cancelled a non-binding letter of intent by Octus to acquire Nova. No definitive agreement was ever entered into in connection with the Octus acquisition.

As a result of the withdrawal Octus is again looking at potential acquisitions.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may", "will", "intend", "expect", "anticipate", "estimate", or "continue", or the negatives thereof or comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including, but not limited to, economic conditions, product demand, competitive products and pricing, and/or state and federal regulations. Additional information about Octus may be found in our Form 10-KSB filed for the year ended December 31, 2007, and in other documents filed with the Securities and Exchange Commission.

Contact:

Nova Mobility Systems.
George Ecker, President
info@novamobility.com